UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 20, 2009
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Lincoln Educational Services Corporation
(Exact Name of Registrant as Specified in Charter)
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New Jersey (State or other jurisdiction of incorporation)	000-51371 (Commission File Number)	57-1150621 (I.R.S. Employer Identification No.)

200 Executive Drive, Suite 340 West Orange, New Jersey 07052 (Address of principal executive offices)		07052 (Zip Code)

Registrant’s telephone number, including area code: (973) 736-9340

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 20, 2009, Lincoln Educational Services Corporation (the “Company”), through its wholly owned subsidiary Lincoln Technical Institute, Inc. (“LTI”) and LTI’s wholly owned subsidiary NN Acquisition LLC (“NN Acquisition”), entered into a stock purchase agreement (the “BIT Purchase Agreement”) with Brad Baran, Barbara Baran, UGP Education Partners, LLC, UGPE Partners, Inc. and Merion Investment Partners, L.P to purchase all of the outstanding shares of Baran Institute of Technology, Inc., as well as certain assets of Hartford Urban Ventures, LLC and Educational Properties, LLC, for $28 million in cash, subject to certain adjustments on and after the date of the agreement.  Baran Institute of Technology, Inc. and its subsidiaries own and operate four of the five distinct schools of Baran Institute of Technology (“Baran”) – Baran Institute of Technology (“BIT”), Connecticut Culinary Institute (“CCI”), Americare School of Nursing (“Americare”) and Engine City Technical Institute (“Engine City”).

On January 20, 2009, the Company, through LTI and NN Acquisition, also entered into a stock purchase agreement (the “Clemens Purchase Agreement”) with Brad Baran, UGP Education Partners, LLC, Merion Investment Partners, L.P (collectively, the “Clemens Sellers”) and, for certain limited purposes only, UGPE Partners Inc., to purchase all of the outstanding shares of Hospitality Acquisition Corporation (dba Clemens College) for $3 million in cash, subject to certain adjustments on and after the date of the agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets

Pursuant to the BIT Purchase Agreement, on January 20, 2009, the Company completed the acquisition of Baran Institute of Technology, Inc. and the related schools named in Item 1.01 of this Current Report on Form 8-K, for an adjusted purchase price of approximately $25.3 million in cash, subject to further customary post closing adjustments.  In the same acquisition, Lincoln also acquired certain assets of Hartford Urban Ventures, LLC and Educational Properties, LLC, which provide support services to Baran.

The Company expects to complete the acquisition of the fifth school, Clemens College (“Clemens”), from the Clemens Sellers pursuant to the Clemens Purchase Agreement, subject to receiving approval from the New England Association of Schools and Colleges at their March meeting.

Baran comprises the five distinct schools of BIT, CCI, Americare, Engine City and Clemens, which together serve approximately 1,900 students and offer associate and diploma programs in the fields of automotive, skilled trades, health sciences and culinary arts.

Item 2.02	Results of Operations and Financial Condition

On January 21, 2009, the Company issued a press release announcing the acquisitions described above and the accounting for such acquisitions in accordance with Statement of Financial Accounting Standards Statement No. 141(R), Business Combinations.  The Company announced that, in connection with these acquisitions, it will be taking a charge of approximately $0.02 per share in the fourth quarter of 2008 and for the year ended December 31, 2008 and $0.01 per share in the first quarter of 2009 to account for the expenses related to the acquisitions.  The Company also stated that, in spite of the $0.02 per share charge in the fourth quarter of 2008, it expects that its earnings per share for 2008 will meet or exceed its previously issued guidance of $0.69 to $0.71.  A copy of the press release is furnished herewith as Exhibit 99.1 and attached hereto.

The information contained under this Item 2.02 of this Current Report on Form 8-K, including the exhibit attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  Furthermore, the information contained under this Item 2.02 of this Current Report on Form 8-K, including the exhibit attached hereto, shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.1           Press release of Lincoln Educational Services Corporation dated January 21, 2009 (furnished under Item 2.02 of this Current Report on Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN EDUCATIONAL SERVICES CORPORATION

Date: January 26, 2009

	By:	/s/ Cesar Ribeiro
		Name:	Cesar Ribeiro
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press release of Lincoln Educational Services Corporation dated January 21, 2009 (furnished under Item 2.02 of this Current Report on Form 8-K).